9586 I-25 Frontage Rd., Suite 200
Longmont, CO 80504 U.S.A.
Telephone 303.774.3200
Facsimile 303.678.9275

CONTACTS:	Lawrence Firestone Chief Financial Officer (303) 774-3246

FOR IMMEDIATE RELEASE

APPLIED FILMS REPORTS EARNINGS FOR FOURTH QUARTER FISCAL YEAR 2005

Longmont, Colorado (August 16, 2005) – Applied Films Corporation (Nasdaq: AFCO) announced today results for the fourth quarter of fiscal 2005, ended July 2, 2005.

Fourth Quarter Fiscal 2005 Results from Continuing Operations

Net revenues for the fourth quarter of fiscal 2005 were $48.7 million compared to $65.5 million for the fourth quarter of fiscal 2004, a decrease of 25.6%.

Non-GAAP earnings before amortization of intangibles from continuing operations for the fourth quarter of fiscal 2005 was $2.3 million, or $0.15 per fully diluted common share, compared to $5.4 million or $0.36 per fully diluted common share for the fourth quarter of fiscal 2004. Our non-GAAP EPS corresponds to First Call’s definition of EPS.

The loss from continuing operations on a GAAP basis for the fourth quarter of fiscal 2005 was ($3.0) million or ($0.20) per fully diluted common share, compared to a profit of $2.7 million or $0.18 per fully diluted common share for the fourth quarter of fiscal 2004. Our GAAP EPS corresponds to First Call’s definition of GPS. The difference between GAAP earnings and non-GAAP earnings this quarter, was substantially greater than in most quarters primarily because of $2.1 million in income taxes on non-income statement items including taxes on dividends from our wholly owned foreign subsidiaries and our joint venture in China, and valuation allowances related to the deferred tax assets of our Tainan and German subsidiaries.

Bookings for the fourth quarter of fiscal 2005 were $44.3 million and backlog was $55.8 million as of July 2, 2005. We expect to recognize revenue from this backlog over the next 9 to 12 months.

“We registered a book to bill level of 0.85 for the quarter. While this represents a decrease from our previous quarter’s order level, we were encouraged to see continuing contributions from new orders for our ATON system in the solar market and our TRITON from the array side of the TFT market. The introduction of these new products complements our existing product offerings in the solar and flat panel display markets.” stated Thomas T. Edman, President and Chief Executive Officer.  “Looking forward, we expect to see continued investment in these two key areas as higher energy prices drive investment in alternative energy and lower prices for flat panel televisions lead to greater consumer demand.”

Non-GAAP Financial Measures

We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings because of the significant impact on our earnings from the purchase accounting related to the acquisitions we have made. We believe that non-GAAP earnings provides useful information to investors because it allows investors to measure and evaluate our performance without considering the non-cash charges for the amortization of intangible assets and the charges for in-process research and development related to the acquisitions that we have completed using a fixed tax rate of 35%. In addition, many financial analysts that follow our company and industry focus on and publish both historical results and future projections based on non-GAAP earnings. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. In the future, beginning the first quarter of fiscal 2006, our non-GAAP earnings will exclude the effect of FAS 123(R) as it will allow investors to evaluate our current performance in relation to our historic performance without considering the non-cash charges related to stock based compensation.

We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. We believe disclosure of non-GAAP earnings has economic substance because the excluded expenses do not represent current cash expenditures.

A reconciliation of non-GAAP financial measures to GAAP can be found in the attached financial table. Our use of non-GAAP earnings is intended to supplement, and not to replace, our presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings is subject to inherent limitations because it does not include all the expenses which must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.

Business Outlook

The following statements are based on our current expectations for the first quarter of fiscal year 2006. These statements are forward-looking and subject to the qualifying safe harbor statement.

Fiscal 2006 – First Quarter Guidance

|X|	Net Revenues: We expect net revenues for the first quarter of fiscal 2006 to be in the range of $41 – 44 million.

|X|	GAAP loss per share: We expect our GAAP loss per share to be in the range of approximately $(0.10) — $(0.06) per fully diluted share for the first quarter of fiscal 2006.

|X|	We expect fully diluted shares outstanding to be approximately 15.2 million for the first quarter of fiscal 2006.

|X|	Amortization of intangibles: We expect the amortization of intangibles to be approximately $1.4 million for the first quarter of fiscal 2006.

|X|	FAS 123(R) stock option expense: As of July 3, 2005, we are adopting FAS 123(R), and for the first time the impact of this pronouncement will be included in our financial statements. We expect our FAS 123(R) stock option expense to be approximately $800,000 for the first quarter of fiscal 2006.

|X|	We expect to incur a tax expense on a loss for first quarter of fiscal 2006. Our GAAP tax rate is estimated as a negative 29%, excluding the equity earnings from the joint venture. This estimated rate includes a charge for withholding taxes in Germany as well as tax expense on an unconsolidated basis for our subsidiaries that generate earnings. We will not accrue a tax benefit for our subsidiaries that generate unconsolidated losses.

Fourth Quarter Fiscal 2005 Conference Call

Applied Films Corporation will conduct a conference call and webcast at 7:00 a.m. MT (9:00 a.m. ET) on Tuesday, August 16, 2005 to review fourth quarter fiscal year 2005 financial results. During the conference call and webcast, Thomas T. Edman, President and Chief Executive Officer, and Lawrence D. Firestone, Chief Financial Officer, will present the financial results for the quarter.

The public is invited to participate in the conference call by dialing 1-800-374-1496 or 1-706-634-1435 (International) at least 5-10 minutes prior to the start time, or via webcast at www.appliedfilms.com, in the “Investor Relations” section under “Meetings and Presentations”. A replay of the recorded conference call will be available two hours after the live call, until August 23, 2005. To listen to the replay, dial 1-800-642-1687, or 1-706-645-9291 (International) and use Conference ID: 8117827.

Upcoming Events

Applied Films Corporation will be presenting at the Think Equity Growth Conference at The Ritz-Carlton Hotel in San Francisco, California on September 12, 2005, and at the USDC Display Technology & Supply Chain Investment Conference on September 22, 2005 at the Omni Hotel in San Francisco, California.

About Applied Films Corporation

We are a leading provider of thin film deposition equipment to diverse markets such as the flat panel display, the architectural glass, solar cell, and the consumer products packaging and electronics industries. For more information, please visit our web site at http://www.appliedfilms.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. Typically, these statements contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information. You are cautioned that forward-looking statements, including statements about future bookings, revenues and earnings, are not guaranties of future performance. There may be events in the future that we are not able to predict or control. Such risks and uncertainties include change and volatility in the demand for deposition equipment, the effect of changing worldwide political and economic conditions on capital expenditures, production levels, including those in Europe and Asia, the effect of overall market conditions and market acceptance risks. Other risks include those associated with dependence on suppliers, the impact of competitive products and pricing, technological and product development risks and other risk factors. As a result, our operating results may fluctuate, especially when measured on a quarterly basis. The forward-looking statements included in this release are made only as of the date of this release and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For further information, refer to our Securities and Exchange Commission filings, including our Forms 10-K and Forms 10-Q.

– FINANCIAL TABLES FOLLOW –

APPLIED FILMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended (unaudited)		Twelve Months Ended

	July 2, 2005	June 26, 2004	July 2, 2005	June 26, 2004

Net revenues	$ 48,690	$ 65,489	$ 182,150	$ 228,437
Cost of goods sold	34,259	47,752	127,854	167,874

Gross profit	$ 14,431	$ 17,737	$ 54,296	$ 60,563
Operating expenses:
Research and development	$ 6,187	$ 3,788	$ 21,708	$ 16,830
In-Process research and development	(200)	2,226	(200)	2,226
Selling, general and administrative	$ 7,265	$ 8,165	$ 31,103	$ 27,828
Amortization of other intangible assets	1,914	1,123	5,513	4,335

Income (loss) from operations	$ (735)	$ 2,435	$ (3,828)	$ 9,344
Other income, net:
Other income, net	$ 281	$ 736	$ 4,643	$ 4,030
Equity earnings of joint venture	1,485	1,174	5,616	3,564

Income from continuing operations before income taxes	$ 1,031	$ 4,345	$ 6,431	$ 16,938
Income tax expense	$(4,012)	$(1,662)	$ (5,322)	$ (4,942)

Income (loss) from continuing operations	$(2,981)	$ 2,683	$ 1,109	$ 11,996
Discontinued operations(1):
Loss from discontinued operations, net of tax	$ --	$ --	$ --	$ (418)
Gain on disposal of discontinued operations, net of
tax	--	--	--	783

Discontinued operations, net of tax	$ --	$ --	$ --	$ 365

Net income (loss) applicable to common stockholders	$(2,981)	$ 2,683	$ 1,109	$ 12,361

Earnings (loss) per share:
Basic:
Earnings (loss) from continuing operations	$ (0.20)	$ 0.18	$ 0.07	$ 0.87
Income from discontinued operations	--	--	--	0.03

Basic earnings (loss) per share	$ (0.20)	$ 0.18	$ 0.07	$ 0.90

Diluted:
Earnings (loss) from continuing operations	$ (0.20)	$ 0.18	$ 0.07	$ 0.85
Income from discontinued operations	--	--	--	0.03

Diluted earnings (loss) per share	$ (0.20)	$ 0.18	$ 0.07	$ 0.88

Weighted average common shares outstanding:
Basic	14,947	14,774	14,886	13,765

Diluted	14,947	15,025	15,093	14,060

(1)	Reflects the operations and the gain recognized from the sale of the Hong Kong Coated Glass Business, which occurred on September 26, 2003, as discontinued operations.

RECONCILIATION OF NON-GAAP MEASUREMENT TO GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 2, 2005	June 26, 2004	July 2, 2005	June 26, 2004
Non-GAAP Financial Results:
GAAP Income from continuing operations
before income taxes	$ 1,031	$ 4,345	$ 6,431	$ 16,938
Add: Amortization of Other Intangible
Assets	1,914	1,123	5,513	4,335
In-process Research and Development	(200)	2,226	(200)	2,226
Earnings from Continuing Operations
and Taxes	2,745	7,694	11,744	23,499
Tax Expense (1)	(441)	(2,282)	(2,145)	(6,977)

Earnings from Continuing Operations	$ 2,304	$ 5,412	$ 9,599	$ 16,522

Non-GAAP earnings per share:
Basic Non-GAAP EPS	$ 0.15	$ 0.37	$ 0.64	$ 1.20

Diluted Non-GAAP EPS	$ 0.15	$ 0.36	$ 0.64	$ 1.18
Weighted Average Common Shares
Outstanding:
Basic	14,947	14,774	14,886	13,765

Diluted	15,228 (2)	15,025	15,093	14,060

(1)	Taxes are calculated at 35% and equity earnings of joint venture are non-taxable.

(2)	For Non-GAAP purposes the weighted average common shares include a calculation for fully diluted shares outstanding.

Note:	Non-GAAP earnings are not intended to represent cash flows for the period. Non-GAAP earnings should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our definition of non-GAAP earnings may differ from similar measurements provided by other public companies.

APPLIED FILMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	July 2, 2005	June 26, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 25,742	$ 18,081
Marketable securities	134,100	133,385
Accounts and trade notes receivable, net of allowance of $388 and
$525, respectively	16,332	19,567
Revenue in excess of billings	51,461	70,644
Inventories, net of allowance of $2,400 and $937, respectively	16,673	8,431
Prepaid expenses and other	2,259	2,026
Deferred Tax Asset	1,553	1,930

Total current assets	248,120	254,064

Property, plant and equipment, net	15,517	19,474
Goodwill and other intangible assets, net of accumulated amortization of
$25,046 and $19,826 respectively	78,628	79,877
Investment in joint venture	16,163	15,157
Deferred tax asset, net	12,208	9,687
Other assets	454	339

Total assets	$371,090	$378,598

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Other trade accounts payable	$ 12,931	$ 23,242
Accrued warranty	6,046	10,022
Accrued compensation	8,455	8,850
Accrued expenses	5,344	7,312
Billings in excess of revenue	3,759	3,987
Current portion of deferred gross profit, deferred gain and other
obligation	372	372
Deferred tax liability	10,607	10,770

Total current liabilities	47,514	64,555

Long-term portion of deferred tax liability	3,154	314
Long-term portion of gross profit, deferred gain and other long-term
obligation	2,138	1,913
Accrued pension benefit obligation	14,656	13,289

Total liabilities	$ 67,462	$ 80,071

STOCKHOLDERS' EQUITY:
Preferred Stock, no par value, 1,000,000 shares authorized, no shares issued
and outstanding	--	--
Common stock, no par value, 40,000,000 shares authorized,14,947,834 and 14,838,215 shares issued and outstanding at July 2, 2005, and
June 26, 2004, respectively	261,826	258,340
Warrants and stock options	595	595
Other cumulative comprehensive income	23,462	22,956
Retained earnings	17,745	16,636

Total stockholders' equity	303,628	298,527

Total liabilities and stockholders' equity	$371,090	$378,598